Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-91213, 33-59277, and 33-21903) of United
Television, Inc. of our report dated February 27, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Century City, California
March 20, 2001